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Exhibit 21

Headwaters Incorporated Subsidiaries
Allmet Roof Products, Ltd., a British Columbia, Canada corporation
Atlantic Shutter Systems, Inc., a South Carolina corporation
Chihuahua Stone LLC, a Utah limited liability company
Covol Engineered Fuels, LC, a Utah limited liability company
Covol Fuels No. 2, LLC, a Utah limited liability company
Covol Fuels No. 4, LLC, a Utah limited liability company
Covol Fuels No. 5, LLC, a Utah limited liability company
Covol Fuels Alabama No. 3, LLC, a Utah limited liability company
Covol Fuels Alabama No. 4, LLC, a Utah limited liability company
Covol Fuels Alabama No. 5, LLC, a Utah limited liability company
Covol Fuels Alabama No. 7, LLC, a Utah limited liability company
Covol Fuels Rock Crusher, LLC, a Utah limited liability company
Covol Fuels Chinook, LLC, a Utah limited liability company
Dutch Quality Stone, Inc., an Ohio corporation
Eldorado SC-Acquisition Co., a Utah corporation
Eldorado Stone Acquisition Co., LLC, a Utah limited liability company
Eldorado Stone Funding Co., LLC, a Utah limited liability company
Eldorado Stone LLC, a Delaware limited liability company
Eldorado Stone Operations LLC, a Utah limited liability company
Eldorado Stone Philippines, Inc., a Philippines corporation (99% ownership)
Entegra Holdings, LLC, a Utah limited liability company
Entegra Roof Tile, LLC, a Delaware limited liability company (80% ownership)
FlexCrete Building Systems, LC, a Utah limited liability company
Gerard Roof Products, LLC, a Utah liability company
HCM Stone, LLC, a Utah limited liability company
HCM Louisiana, LLC, a Utah limited liability company
HCM Utah, LLC, a Utah limited liability company
Headwaters CM Services, LLC, a Utah limited liability company
Headwaters CTL, LLC, a Utah limited liability company
Headwaters Construction Materials, LLC, a Texas limited liability company
Headwaters Construction Materials, Inc., a Utah corporation
Headwaters Energy Services Corp., a Utah corporation
Headwaters Heavy Oil, LLC, a Utah limited liability company
Headwaters Plant Services, Inc., a Utah corporation
Headwaters Resources, Inc., a Utah corporation
Headwaters Resources Limited, a New Brunswick, Canada corporation
Headwaters Services Corporation, a Utah corporation
Headwaters Technology Innovation Group, Inc., a Utah corporation
L-B Stone LLC, a Utah limited liability company
Piedras Headwaters, S. de RL de CV, a Mexican limited liability variable stock company
Quarry Stone, LLC, a Utah limited liability company
Stonecraft Manufacturing, LLC, an Ohio limited liability company
T&S Newco, LLC, a Delaware limited liability company (40% ownership)
Tapco Europe Limited, a United Kingdom corporation
Tapco International Corporation, a Michigan corporation

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  Exhibit 21